CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)(3)
American Water Capital Corp. 4.300% Senior Notes due 2042	$300,000,000	$40,920
American Water Works Company, Inc. Support Agreement(3)
Total	$300,000,000	$40,920

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement Nos. 333-181155 and 333-181155-01.
(3)	The American Water Works Company, Inc. Support Agreement is being offered as a component of the American Water Capital Corp. 4.300% Senior Notes due 2042 for no additional consideration, therefore no additional fee is payable.

Filed Pursuant to Rule 424(b)(2)
File Number 333-181155-01
File Number 333-181155

Prospectus Supplement to Prospectus dated May 4, 2012

$300,000,000

American Water Capital Corp.

4.300% Senior Notes due 2042

This is an offering by American Water Capital Corp., which we refer to as AWCC or the issuer, of its 4.300% Senior Notes due 2042, which we refer to as the notes. We will pay interest on the notes on June 1 and December 1 of each year, beginning on June 1, 2013. The notes will mature on December 1, 2042. However, the issuer may at any time and from time to time redeem all or a portion of the notes at the redemption prices set forth in this prospectus supplement under “Description of the Notes—Optional Redemption by the Issuer.” Notes will be issued only in registered form and in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The notes will be unsecured, will rank equally with the issuer’s existing and future senior debt and will rank senior to the issuer’s future subordinated debt. The notes will rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will have the benefit of a support agreement from American Water Works Company, Inc., the issuer’s parent company. The notes will not be guaranteed by any of American Water Works Company, Inc.’s subsidiaries. The issuer is a finance subsidiary whose activities are limited to borrowing funds through the issuance of debt securities and lending those funds under loan agreements with our operating subsidiaries.

Investing in these notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K to read about factors you should consider before buying these notes.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discount	Proceeds to Us
Per Note	99.818%	0.875%	98.943%
Total	$299,454,000	$2,625,000	$296,829,000

(1)	Plus accrued interest from December 17, 2012, if settlement occurs after that date.

The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company on or about December 17, 2012.

Joint Book-Running Managers

BofA Merrill Lynch	Goldman, Sachs & Co.	RBS

Co-Managers

PNC Capital Markets	US Bancorp	TD Securities	BNY Mellon Capital Markets, LLC

Prospectus Supplement dated December 12, 2012.

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT

All references in this prospectus supplement to “American Water,” “we,” “our,” “us” and the “Company” refer to American Water Works Company, Inc. and its consolidated subsidiaries unless the context otherwise requires. All references in this prospectus supplement to the “support provider” refer to American Water Works Company, Inc. unless the context otherwise requires. All references in this prospectus supplement to “AWCC” or the “issuer” refer to American Water Capital Corp. unless the context otherwise requires.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our securities. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer or sale of these securities in any jurisdiction where the offer or sale is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

“American Water” and its logos are our trademarks. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.amwater.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We have filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, with the SEC to register the securities offered by this prospectus supplement. This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until the termination of the offering of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K (including the portions of our Proxy Statement on Schedule 14A filed on March 30, 2012 that are incorporated by reference therein)	Year ended December 31, 2011

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2012, June 30, 2012 and September 30, 2012

Current Reports on Form 8-K	Filed on March 30, 2012, May 17, 2012 and October 31, 2012

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus supplement and the accompanying prospectus contain summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with this offering. The descriptions of these agreements contained in this prospectus or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. You should not assume that the information in this document is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference therein in their entirety before making an investment decision. For the definition of certain terms used in this prospectus supplement and the accompanying prospectus, please refer to the definitions set forth in the section entitled “Glossary.”

Our Company

American Water Works Company, Inc. (the “Company”), a Delaware corporation, is the most geographically diversified, as well as the largest publicly traded, United States water and wastewater utility company, as measured by both operating revenue and population served. As a holding company, we conduct substantially all of our business operations through our subsidiaries. Our approximately 7,000 employees provide an estimated 15 million people with drinking water, wastewater and other water-related services in over 30 states and two Canadian provinces.

In 2011, our on-going operations generated $2,666.2 million in total operating revenue and $803.1 million in operating income. In 2010, our on-going operations generated $2,555.0 million in total operating revenue and $728.1 million in operating income. For the nine months ended September 30, 2012, we generated $2,196.0 million in total operating revenue, $758.0 million in operating income and net income of $302.6 million.

We have two operating segments that are also the Company’s two reportable segments: the Regulated Businesses and the Market-Based Operations.

For 2011, our Regulated Businesses segment generated $2,368.9 million in operating revenue, prior to inter-segment eliminations, which accounted for 88.8% of total consolidated operating revenue. For the same period, our Market-Based Operations segment generated $327.8 million in operating revenue, prior to inter-segment eliminations, which accounted for 12.3% of total consolidated operating revenue. For the nine months ended September 30, 2012, our Regulated Businesses generated $1,960.2 million in operating revenue, prior to inter-segment eliminations, which accounted for 89.3% of total consolidated operating revenue. For the same period, our Market-Based Operations generated $249.3 million in operating revenue, prior to inter-segment eliminations, which accounted for 11.4% of total consolidated operating revenue.

American Water Capital Corp.

Our financing activities, primarily focused on funding construction activities, include the issuance of long-term and short-term debt, primarily through our finance subsidiary, American Water Capital Corp. (“AWCC” or the “issuer”). AWCC loans all of the net proceeds of its long-term debt financings to American Water’s Regulated Businesses, as well as to American Water. AWCC also provides liquidity to the Regulated Businesses and American Water through AWCC’s committed bank credit facilities and commercial paper program. All of the proceeds of AWCC’s long-term debt have been loaned to our Regulated Businesses or American Water and are evidenced by promissory notes issued to AWCC by the Regulated Businesses or American Water, as applicable. As of September 30, 2012, we had a total of $5,465 million in total debt, including $3,412 million in long-term debt and $298 million in commercial paper borrowings at AWCC.

Our Industry

The United States water and wastewater industry has two main sectors: (i) utility ownership, which involves supplying water and wastewater services to consumers; and (ii) general services, which involves providing water and wastewater related services to water and wastewater utilities and other customers on a contract basis.

The utility sector includes investor-owned as well as municipal systems that are owned and operated by local governments or governmental subdivisions. The Environmental Protection Agency (“EPA”) estimates that government-owned systems make up the vast majority of the United States water and wastewater utility segment, accounting for approximately 84% of all United States community water systems and approximately 98% of all United States community wastewater systems. Investor-owned water and wastewater systems account for the remainder of the United States water and wastewater community water systems.

The utility segment is characterized by high barriers to entry, given the capital intensive nature of the industry. Investor-owned water and wastewater utilities also face regulatory approval processes in order to do business, which may involve obtaining relevant operating approvals, including certificates of public convenience and necessity (or similar authorizations), pursuant to which state PUCs grant investor-owned utilities the right to provide service within an authorized service area. The utility segment of the United States water and wastewater industry is highly fragmented, with approximately 52,000 community water systems and approximately 16,000 community wastewater facilities, according to the EPA, and therefore presents opportunities for consolidation. Larger utilities, such as ours, that have greater access to capital are generally more capable of making mandated and other necessary infrastructure upgrades to water and wastewater systems.

Our Strengths

We believe that we are distinguished by the following key competitive strengths:

Market leader with broad national footprint and strong local presence. We are the most geographically diversified, as well as the largest publicly traded, United States water and wastewater utility company, as measured by both operating revenue and population served. Our scale provides us with a competitive advantage in procuring goods and services reliably and economically. Our geographic scope enables us to capitalize effectively on growth opportunities across our service areas, while helping to insulate us from adverse conditions relating to regulatory environments, weather and economic conditions in any one geographic area. Also, our active community involvement supports customer satisfaction.

Regulated Businesses provide financial stability. Our Regulated Businesses provide a high degree of financial stability because (i) high barriers to entry insulate us from competitive pressures, (ii) economic regulation promotes predictability in financial planning and long-term performance through the rate-setting process and (iii) our largely residential customer base promotes consistent operating results.

Experience in securing appropriate rates of return and promoting constructive regulatory frameworks. We seek appropriate rates of return on our investment and a return of our investment and recovery of prudently incurred operating expenses from state PUCs in the form of rate increases, which we refer to as rate relief. We have a strong track record of providing reliable service at cost-effective rates, which has generally allowed us to maintain positive relations with regulators. We have generally been granted rate relief in a timely manner after application.

Growth opportunities with a low risk business profile. We believe we are well positioned to benefit from favorable industry dynamics in the water and wastewater sectors, which provide opportunities for future growth in both our Regulated Businesses and complementary Market-Based Operations.

•

We intend to invest capital prudently to enable us to continue to provide essential services to our customers in the water and wastewater utility industry and to municipalities in meeting the capital challenges of making substantial required infrastructure upgrades.

•	Our Regulated Businesses provide a large platform on which to grow both organically and through consolidation from among the numerous water and wastewater systems in the United States.

•	Our geographic diversity increases our ability to make opportunistic investments in market-based businesses that are complementary to our Regulated Businesses.

Industry leader in water quality, testing and research. We are experts in water quality testing, compliance and treatment and have established and own industry-leading water testing facilities. Our technologically advanced quality control and testing laboratory in Belleville, Illinois is certified in 24 states and Puerto Rico.

Our Strategy

Our goal is to consistently provide customers with safe, high quality drinking water and reliable water and wastewater services. Our business strategies include:

•	continuing to invest prudently in regulated water and wastewater infrastructure projects;

•	earning an appropriate rate of return on our investments from state PUCs;

•	optimizing our business through complementary acquisitions and strategic dispositions of assets that are not complementary to our operations; and

•	continuing to pursue public/private partnerships, including O&M and military contracts and services, and other market-based businesses that are complementary to our Regulated Businesses.

Our Executive Offices

We are a corporation incorporated under the laws of Delaware. Our principal executive offices are located at 1025 Laurel Oak Road, Voorhees, NJ 08043. Our telephone number is (856) 346-8200. Our internet address is www.amwater.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.

The Offering

Issuer	American Water Capital Corp.

Securities Offered	$300,000,000 aggregate principal amount of 4.300% Senior Notes due 2042.

Maturity Date	The notes will mature on December 1, 2042.

Interest Payment Dates	We will pay interest on the notes on each June 1 and December 1, beginning on June 1, 2013, to the holders of the notes as of the day that is 15 calendar days (whether or not a business day) prior to the relevant interest payment date and, if applicable, upon redemption.

Support Agreement	The notes will have the benefit of a support agreement from American Water, pursuant to which American Water has agreed to pay to any debt investor or lender any principal or interest owed by the issuer to such debt investor or lender that the issuer fails to pay on a timely basis, referred to herein as the support agreement.

Optional Redemption	We may redeem all or a portion of the notes at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date prior to June 1, 2042 will be equal to the greater of (1) 100% of the principal amount of the notes being redeemed on the redemption date; or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 25 basis points, as determined by the Reference Treasury Dealer (as defined below); plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price for the notes to be redeemed on any redemption date on or after June 1, 2042 will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of redemption.

Ranking	The notes will be the issuer’s unsecured senior obligations and will:

•	rank equal in right of payment to all of the issuer’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•	rank senior in right of payment to all of the issuer’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes; and

•	rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Similarly, the obligations of American Water under the support agreement will be unsecured senior obligations of American Water and will:

•	rank equal in right of payment to all existing and future unsecured obligations of American Water that are not, by their terms, expressly subordinated in right of payment to such obligations;

•	rank senior in right of payment to any future obligations of American Water that are, by their terms, expressly subordinated in right of payment to such obligations; and

•

rank (i) effectively junior in right of payment to any future secured indebtedness of American Water to the extent of the value of the assets securing such indebtedness and (ii) structurally junior in right of payment to any liabilities of the applicable American Water subsidiaries.

As of September 30, 2012:

•

The issuer had $3,709.9 million of senior indebtedness, including (i) $3,089.4 million of currently outstanding senior notes, (ii) $322.6 million of tax-exempt indebtedness, (iii) $297.9 million of short-term debt and (iv) no subordinated indebtedness;

•	American Water had no indebtedness other than its obligations under the support agreement with respect to the issuer’s indebtedness and its borrowings from AWCC; and

•	the subsidiaries of American Water (other than the issuer) had approximately $1,776.7 million of indebtedness and other liabilities.

Certain Covenants	The indenture governing the notes contains certain covenants that, among other things, limit our ability to:

•	create or assume liens; and

•	enter into sale and leaseback transactions.

These limitations are subject to a number of significant exceptions. See “Description of the Notes—Certain Covenants.”

Use of Proceeds	We estimate that the proceeds from this offering, net of discounts and expenses, will be approximately $296.3 million. We intend to use the net proceeds from this offering to finance certain redemptions of long-term debt and to fund the repayment of short-term debt. See “Use of Proceeds”.

Risk Factors	Investing in the notes involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and Item 1A, “Risk Factors”, in our most recent Annual Report on Form 10-K for a discussion of factors that you should refer to and carefully consider before deciding to invest in these notes.

Governing Law	The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the notes involves risks. This prospectus supplement does not describe all of these risks. You should carefully consider the risks described below and the risks described in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated in subsequent filed reports with the SEC, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks.

The issuer’s ability to service its debt and our ability to make payments pursuant to our obligations under the support agreement depend on the performance of our operating subsidiaries and their continued ability to make distributions to us or repayments to the issuer. There can be no assurance that we or the issuer will continue to receive such distributions or repayments or, if they are received, that they will be in amounts similar to past distributions or repayments.

The notes are being issued by AWCC, our finance subsidiary. The issuer has no substantial assets, other than our obligations and those of our operating subsidiaries to repay loans made by AWCC. We have entered into a support agreement with the issuer pursuant to which we have agreed to pay to any debt investor or lenders of the issuer any principal or interest amounts owed by the issuer to such debt investor or lender that the issuer fails to pay on a timely basis. Because substantially all of our operations are conducted through our subsidiaries other than the issuer, our ability to fulfill our obligations under the support agreement will be dependent upon our receipt of sufficient cash distributions from our operating subsidiaries. Similarly, the issuer’s ability to make interest and principal payments on the notes will be dependent upon its receipt of sufficient payments of principal and interest pursuant to the terms of its loans to us and our operating subsidiaries. The distributions we receive from our operating subsidiaries and the repayments the issuer receives from us and our operating subsidiaries might not be adequate to permit us to make required payments of interest and principal pursuant to the support agreement or the issuer to make required payments under the notes, as applicable, on a timely basis, or at all.

Our obligations under the support agreement are effectively subordinated to all of the obligations of our subsidiaries other than the issuer.

We have signed a support agreement with the issuer. The notes are not guaranteed by any of our subsidiaries and are the obligations only of the issuer and us, by virtue of the support agreement. We are a holding company that derives substantially all of our income from our operating subsidiaries, and the issuer is a financing subsidiary with no material operations of its own, other than making loans to us and our affiliates. Our operating subsidiaries are separate and distinct legal entities and, other than the issuer, have no obligation to make any payments on the notes or to make any funds available for such payment. Therefore, our obligations under the support agreement will be effectively subordinated to all indebtedness and other liabilities, including trade payables, lease commitments and moneys borrowed, incurred or issued by our subsidiaries other than the issuer.

The notes do not restrict our ability to incur additional indebtedness, which could adversely affect our ability to pay our obligations under the notes.

Although the terms of the notes restrict our ability and the ability of our subsidiaries to incur certain liens and to enter into certain sale and leaseback transactions, the incurrence of other indebtedness or other liabilities by any of our subsidiaries is not prohibited in connection with the notes and could adversely affect our ability to pay our obligations on the notes. As of September 30, 2012, total liabilities of our subsidiaries other than the issuer were $1,776.7 million. As of September 30, 2012, the indebtedness of our subsidiaries other than the issuer, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles, that would effectively have been senior to the notes, was approximately $1,688.8 million. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities. Any debt incurred by our subsidiaries other than the issuer will be effectively senior to our obligations under the support agreement.

We have not agreed to any financial covenants in connection with the notes. Consequently, we are not required in connection with the notes to meet any financial tests, such as those that measure our working capital, interest coverage, fixed charge or net worth, in order to maintain compliance with the terms of the notes.

If an active trading market does not develop for the notes you may not be able to resell them.

Currently, there is no public market for the notes. If no active trading market develops, you may not be able to resell the notes at their fair market value or at all.

The liquidity of any market for the notes will depend upon various factors, including:

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes;

•	our financial performance or prospects; and

•	the prospects for companies in our industry generally.

Accordingly, we cannot assure you that a market or liquidity will develop for the notes.

FORWARD-LOOKING STATEMENTS

We have made statements under “Risk Factors” and in other sections of this prospectus supplement and in the documents incorporated by reference herein that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “forecast,” “outlook,” “future,” “potential,” “continue,” “may,” “can,” “should” and “could” and similar expressions. Forward-looking statements may relate to, among other things, our future financial performance, our growth strategies, our ability to repay debt, our ability to finance current operations and growth initiatives, trends in our industry, regulatory or legal developments or rate adjustments.

Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. They are not guarantees of any outcomes, financial results or levels of performance, and you are cautioned not to place undue reliance upon them. These forward-looking statements are subject to a number of risks and uncertainties, and new risks and uncertainties of which we are not currently aware or which we do not currently perceive may arise in the future from time to time. Should any of these risks or uncertainties materialize, or should any of our expectations or assumptions prove incorrect, then our results may vary materially from those discussed in the forward-looking statements herein and in the documents incorporated by reference herein. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to, the factors discussed under “Risk Factors” in this prospectus supplement and Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated or amended in subsequent filed reports with the SEC, and the following factors:

•	the decisions of governmental and regulatory bodies, including decisions to raise or lower rates;

•	the timeliness of regulatory commissions’ actions concerning rates;

•	changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts;

•	changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies;

•	weather conditions, patterns or events, including drought or abnormally high rainfall;

•	our ability to effect significant changes to our business processes and corresponding technology;

•	our ability to appropriately maintain current infrastructure and manage expansion of our business;

•	our ability to obtain permits and other approvals for projects;

•	changes in our capital requirements;

•	our ability to control operating expenses and to achieve efficiencies in our operations;

•	our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations;

•

our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business or potentially dispose of assets or lines of business that are not complementary to our operations and the growth of our business;

•	cost overruns relating to improvements or the expansion of our operations;

•	changes in general economic, business and financial market conditions;

•	access to sufficient capital on satisfactory terms;

•	fluctuations in interest rates;

•	restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends;

•	fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements;

•	our ability to utilize our U.S. and state net operating loss carryforwards;

•	migration of customers into or out of our service territories;

•	difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions;

•	the incurrence of impairment charges;

•	labor actions, including work stoppages;

•	ability to retain and attract qualified employees; and

•	civil disturbance or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

The risks and uncertainties referenced above are not intended to be exhaustive. See “Risk Factors” beginning on page S-9 of this prospectus supplement and our most recent Annual Report on Form 10-K, including the information in Item 1A, “Risk Factors,” therein, and other documents filed with the SEC for an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. All forward-looking statements contained in or incorporated by reference in this prospectus are based upon information available to us on the date such statements are made and speak only as of the date of such statements. Except as required by law, we do not have any obligation, and we specifically disclaim any undertaking or intention, to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus supplement concerning the water and wastewater industry, its segments and related markets and our general expectations concerning such industry and its segments and related markets are based on management estimates. Such estimates are derived from publicly available information released by third-party sources, as well as data from our internal research and on assumptions made by us based on such data and our knowledge of such industry and markets, which we believe to be reasonable. We have estimated the number of people served by our water and wastewater systems (i) by multiplying the number of residential water and wastewater connections by average people per household based on 2010 United States Census data by state (average people per household varies by state but is generally between 2.3 to 3.1 individuals per household); (ii) by adjusting for weather fluctuations, for some other customer classes, including commercial customers, and for bulk water sales and (iii) by reconciling drinking water and wastewater connections to avoid double counting population served where the same user has both drinking water and wastewater service. In some instances, population estimates for our Market-Based Operations are based on either (i) specific population estimates from the client or (ii) population estimates based on the average volume of water processed by the applicable facilities. While we are not aware of any misstatements regarding the industry or similar data presented herein, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K for the year ended December 31, 2011 and other documents incorporated by reference in this prospectus supplement.

USE OF PROCEEDS

The issuer estimates that it will receive net proceeds of approximately $296.3 million from this offering after deducting underwriting discounts and estimated offering expenses.

The issuer intends to use the net proceeds from this offering, in part, to lend funds to American Water’s operating subsidiaries, which American Water expects will be used to redeem approximately $152 million aggregate principal amount of long-term debt issued by such subsidiaries, as follows:

•	$23,015,000 principal amount of 5.05% Pennsylvania private activity bonds due 2029

•	$20,000,000 principal amount of 5.25% New Jersey private activity bonds due 2032

•	$35,000,000 principal amount of 5.125% New Jersey private activity bonds due 2022

•	$5,615,000 principal amount of 5.15% Illinois private activity bonds due 2023

•	$11,700,000 principal amount of 5.00% Illinois private activity bonds due 2028

•	$29,815,000 principal amount of 5.10% Illinois private activity bonds due 2029

•	$5,670,000 principal amount of 5.00% Illinois private activity bonds due 2028

•	$13,720,000 principal amount of 5.25% Illinois private activity bonds due 2027

•	$7,460,000 principal amount of 5.00% Indiana private activity bonds due 2028

The issuer also intends to use the net proceeds from this offering to lend funds to (i) American Water’s operating subsiaries, which American Water expects will be used to make repayments of short-term borrowings of approximately $128.3 million, and (ii) American Water, which American Water expects will be used to make repayments of short-term borrowings of approximately $16.0 million. All of the issuer’s loans to American Water’s operating subsidiaries or American Water will be evidenced by promissory notes having final maturities, interest rates, and interest payment dates that are the same as the final maturity, interest rate and interest payment dates of the notes.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes including the effect of allowance for funds used during construction, which we refer to as AFUDC, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, dividends on mandatory redeemable preferred shares and a portion of rent expense that management believes is representative of the interest component of rental expense. Fixed charges have not been reduced for the effect of AFUDC.

American Water’s ratio of earnings to fixed charges was less than 1.00x for the years ended December 31, 2007, 2008 and 2009.

American Water’s and the issuer’s ratio of earnings to fixed charges for each of the periods indicated was as follows:

	For the Year Ended December 31,					For the Nine Months Ended September 30, 2012
	2007	2008	2009	2010	2011
American Water
Ratio of Earnings to Fixed Charges(1)	—	—	—	2.26	2.50	3.16

American Water Capital Corp.
Ratio of Earnings to Fixed Charges	1.00	1.00	1.00	1.00	1.00	1.00

(1)	For the years ended December 31, 2007, 2008 and 2009, earnings were insufficient to cover fixed charges and there were deficiencies of $238.8 million, $420.6 million and $106.3 million, respectively.

DESCRIPTION OF THE NOTES

The following description is a summary of the material provisions of the indenture. It does not restate such agreement in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. A form of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part.

The notes will be a separate series of Debt Securities, as described under the heading “Description of AWCC Debt Securities and American Water Support Agreement” in the accompanying prospectus. Please read the following information concerning the notes in conjunction with the statements under “Description of AWCC Debt Securities and American Water Support Agreement” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes.

Unless the context otherwise requires, solely for purposes of this Description of the Notes, “American Water,” “our,” “us,” “we” or the “Company” refers to American Water Works Company, Inc. and not to any of its subsidiaries.

General

The notes will be issued under the indenture, dated as of December 4, 2009, between the issuer and Wells Fargo Bank, National Association, as indenture trustee, referred to as the indenture.

The aggregate principal amount of the notes is U.S. $300.0 million.

The notes will have the benefit of a support agreement from us described below.

The notes will be the issuer’s unsecured senior obligations and will:

•	rank equal in right of payment to all of the issuer’s existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to the notes;

•	rank senior in right of payment to all of the issuer’s future obligations that are, by their terms, expressly subordinated in right of payment to the notes; and

•	rank effectively junior in right of payment to all of the issuer’s future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Similarly, our obligations as support provider under the support agreement will be unsecured senior obligations of ours and will:

•	rank equal in right of payment to all of our existing and future unsecured obligations that are not, by their terms, expressly subordinated in right of payment to such obligations;

•	rank senior in right of payment to any of our future obligations that are, by their terms, expressly subordinated in right of payment to such obligations; and

•

rank (i) effectively junior in right of payment to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness and (ii) structurally junior in right of payment to any liabilities of our subsidiaries.

The notes will not be subject to a sinking fund provision.

The indenture trustee will initially be the security registrar and the paying agent for the notes. Notes initially will be issued in registered global form and will be in denominations of $1,000 and integral multiples of $1,000 in excess thereof, without coupons, and may be transferred or exchanged, without service charge but upon payment of any taxes or other governmental charges payable in connection with the transfer or exchange, at the office described below. Payments on notes issued as a global security will be made to the depositary or a successor depositary. A beneficial interest in a global note may only be exchanged for a note in certificated form in certain circumstances. See “—Book-Entry, Delivery and Form—Exchanges of Global Notes for Certificated Notes.” Principal and interest with respect to certificated notes will be payable thereon, the transfer of the notes will be registrable and notes will be exchangeable for notes of a like aggregate principal amount in denominations of $1,000, and integral multiples of $1,000 in excess thereof, at the office or agency maintained by the issuer for this purpose in The City of New York. The issuer has initially designated the corporate trust office of the indenture trustee as that office. However, at the issuer’s option, payment of interest may be made by check mailed to the address of the holder entitled to payment or by wire transfer to an account appropriately designated by the holder entitled to payment.

The indenture does not limit our ability or the ability of the issuer to issue or incur other unsecured debt or issue preferred stock.

Support Agreement

The issuer’s debt (including the notes) has the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between the issuer and us; referred to as the support agreement. The support agreement, which, under the circumstances described below, is the functional equivalent of a guarantee, provides, among other things, that:

•	we own, and during the term of the support agreement shall continue to own, all of the voting stock of the issuer free and clear of any lien, security interest or other charge or encumbrance;

•

we will provide to the issuer, at its request or the request of any lender (including any holder of notes), funds in the form of cash or liquid assets (as equity or, if we and the issuer agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if the issuer is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;

•

we will cause the issuer to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles; and

•

if the issuer fails or refuses to take timely action to enforce certain rights under the support agreement or if the issuer defaults in the timely payment of interest, principal or premium, if any, owed to a lender (including any holder of notes) when due, that lender may proceed directly against us to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.

No amendment to the support agreement that adversely affects the rights of any lender (including any holder of notes) and no termination of the support agreement will be effective until such time as all indebtedness of the issuer shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders holding all of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement or (v) any combination of clauses (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender (including any holder of notes). In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.

Principal, Maturity and Interest

The initial aggregate principal amount of the notes is U.S. $300.0 million. The notes mature on December 1, 2042.

The notes will bear interest at 4.300% per annum from December 17, 2012. We will pay interest on the notes on each June 1 and December 1, beginning on June 1, 2013, to the holders of the notes as of the day that is 15 calendar days (whether or not a business day) prior to the relevant interest payment date and, if applicable, upon redemption.

The amount of interest payable on the notes for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any date on which interest is payable on the notes is not a business day, then payment of the interest payable on such date will be made on the next day that is a business day (and without any interest or other payment in respect of any such delay).

Optional Redemption by the Issuer

We may redeem all or a portion of the notes at our option at any time or from time to time. The redemption price for the notes to be redeemed on any redemption date prior to June 1, 2042 will be equal to the greater of the following amounts:

•	100% of the principal amount of the notes being redeemed on the redemption date; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus 25 basis points, as determined by the Reference Treasury Dealer (as defined below);

plus, in each case, accrued and unpaid interest thereon to the redemption date. The redemption price for the notes to be redeemed on any redemption date on or after June 1, 2042 will be equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of redemption; provided, however, that interest payable on notes with respect to an interest payment date that falls on or before a redemption date shall be made to the holder of such notes on the record date related to such interest payment date. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

On and after the date of redemption, interest will cease to accrue on the notes or portion of the notes redeemed. However, interest will continue to accrue if we default in the payment of the amount due upon redemption.

We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed, and, if less than all notes are to be redeemed, the particular notes to be redeemed will be selected by the trustee on a pro rata basis, by lot or in such manner as it shall deem appropriate and fair in accordance with DTC procedures. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

Any notice of redemption at our option may state that such redemption will be conditional upon receipt by the trustee, on or prior to the redemption date, of money sufficient to pay the principal of and premium, if any, and interest on, such notes and that if such money has not been so received, such notice will be of no force and effect and we will not be required to redeem such notes.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if we obtain fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (C) if only one Reference Treasury Dealer Quotation is received, such quotation.

“Reference Treasury Dealer” means (A) Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., RBS Securities Inc. or their respective affiliates which are primary U.S. Government securities dealers in the United States (each, a “Primary Treasury Dealer”), and their respective successors; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

Each of the following is an event of default:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by the issuer or us to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	failure by the issuer or us to comply for 60 days after receipt of notice with any of the other agreements in the indenture or the support agreement; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of the notes will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by the issuer or us within such 60-day period unless such corrective action is no longer being diligently pursued;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the issuer or us (or the payment of which is guaranteed by the issuer or us), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more, referred to as the cross acceleration provision;

(6)	failure by the issuer or us to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not paid, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; referred to as the judgment default provision;

(7)	except as permitted by the indenture the support agreement shall cease for any reason to be in full force and effect or we, or any person acting on our behalf, shall deny or disaffirm our obligations under the support agreement; and

(8)	certain events of bankruptcy or insolvency described in the indenture with respect to the issuer or us, referred to as the bankruptcy provision.

However, a default under clause (4) will not constitute an event of default until the trustee or the holders of 25% in aggregate principal amount of the outstanding notes notify the issuer of the default and the issuer does not cure the default within 60 days after receipt of that notice. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to the issuer or us, all outstanding notes will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest have been cured or waived as provided in the indenture.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the notes, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in aggregate principal amount of the notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

The holders of a majority in aggregate principal amount of the notes then outstanding, by notice to the trustee, may, on behalf of the holders of all of the notes, waive any existing default and its consequences under the indenture except a continuing default in the payment of interest on, or the principal of, the notes (other than the non-payment of principal of or interest on the notes that became due solely because of the acceleration of the notes).

The issuer is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within five business days) upon a responsible officer of the issuer becoming aware of any default or event of default, the issuer is required to deliver to the trustee a statement specifying that default.

“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of the issuer with responsibility for the administration of the indenture.

“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of the issuer.

Selection and Notice

If less than all of the notes are to be redeemed in connection with any redemption, the trustee will select notes (or portions of notes) for redemption as follows:

(a)	if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such notes are listed; or

(b)	if the notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the trustee deems fair and appropriate.

No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest will cease to accrue on notes or portions of them called for redemption.

Certain Covenants

The indenture contains, among others, the following covenants:

Restrictions on Liens

The issuer will not, and will not allow us, as the support provider, or any of our subsidiaries to, create, incur, issue or assume any liens on our or their respective property to secure debt where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by Permitted Liens). This restriction does not apply to permitted liens, which is defined to include:

(a)	liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;

(b)	liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which the issuer, we or any of our subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

(c)	liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;

(d)	any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by the issuer, us or any of our subsidiaries and not created in contemplation of such event;

(e)	liens created to secure sales of accounts receivable and other receivables;

(f)	licenses of intellectual property granted by the issuer, us or any of our subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;

(g)	liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(h)	any interest or title of a lessor or sublessor under any lease permitted by the indenture;

(i)	liens securing debt which has neither been assumed by the issuer, us or any of our subsidiaries nor upon which the issuer, we or any of our subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

(j)	zoning laws and ordinances;

(k)	any leases required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles;

(l)	easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of the issuer, us or any of our subsidiaries;

(m)	leases of the properties of the issuer, us or any of our subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;

(n)	liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the issuer, us or any of our subsidiaries in the ordinary course of business in accordance with the past practices of the issuer, us or such subsidiary;

(o)	bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the issuer, us or any of our subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;

(p)	liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP;

(q)	any lien on any property of the issuer, us or any of our subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding at any time;

(r)	liens on any property, acquired, constructed or improved by the issuer, us or any of our subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by the issuer, us or any of our subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of ours created or maintained for the primary purpose of owning the property so constructed or improved;

(s)	liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the notes (together with, if the issuer shall so determine, (i) any other debt of or guaranteed by the issuer ranking equally with the notes or (ii) any debt of us or any of our subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);

(t)	liens securing the notes;

(u)	liens securing debt owed to the issuer, us or any of our subsidiaries; and

(v)	liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).

“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions.

Restrictions on Sales and Leasebacks

The issuer will not, and will not allow us or any of our subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the notes will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate amount of the attributable debt of the issuer, us and our subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of our consolidated tangible total assets, or

•

the issuer, we or any of our subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the notes in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.

A “sale and leaseback transaction” for purposes of this subsection is an arrangement between the issuer, us or any of our subsidiaries and a bank, insurance company or other lender or investor where the issuer, we or any of our subsidiaries leases property for an initial term of three years or more that was or will be sold by the issuer, us, or such subsidiary to that lender or investor for a sale price of U.S. $1,000,000 or its equivalent or more.

“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with GAAP (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in our most recent consolidated balance sheet.

“Consolidated total assets” means, as at any applicable time of determination, our consolidated total assets as set forth in our most recent consolidated financial statements.

Merger, Consolidation or Sale of Assets

(a) Neither the issuer nor we will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i) the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of the issuer or us as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of the issuer, the due and punctual payment of the principal of and any premium and interest on all the notes and the performance or observance of every covenant of the indenture on the part of the issuer to be performed or observed, and, in the case of us, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies in all material respects with this covenant; and

(ii) immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

(b) Upon any consolidation by the issuer or us with or merger by the issuer or us into any other person or any conveyance, transfer or lease of either the issuer’s or our properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the issuer or us, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as the issuer or the support provider, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of the issuer under the indenture, the notes and, in the case of us, under the support agreement.

Support Agreement

We may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except for amendments and modifications that do not adversely affect the rights of the holders of notes, in each case, without the prior written consent of holders of all of the aggregate principal amount of the outstanding debt of the issuer.

Assumption

We may directly assume the due and punctual payment of the principal of (premium, if any) and interest on all the notes and the performance of every covenant of the indenture on the part of the issuer to be performed or observed. Upon any such assumption, we will succeed to and be substituted for and may exercise every right and power of the issuer under the indenture with the same effect as if we had been named as the issuer in the indenture and the issuer will be released from its liability as obligor on the notes. No such assumption shall be permitted unless we have delivered to the indenture trustee an officers’ certificate of us and an opinion of counsel for us, each stating that such assumption and supplemental indenture comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

Modification or Waiver

Except as provided below, the issuer and the trustee may supplement and amend the indenture or the notes with the consent of the holders of not less than a majority in principal amount of the outstanding notes. The consent of the holder of each outstanding note affected is required to:

•	change the stated maturity of or the stated amount of the principal of, or any installment of interest on, the notes;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of the notes;

•	change the place or currency of payment of principal of, or interest on, the notes;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the notes or any redemption date for the notes;

•	reduce the percentage of holders of outstanding notes necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•	reduce the percentage of outstanding notes necessary to waive any past default; or

•	modify any of the above requirements.

The issuer and the trustee may supplement and amend the indenture or the notes without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to the issuer as obligor under an indenture;

•	to provide for the acceptance of appointment by a successor trustee;

•	to effect the assumption of the indenture by us or one of our subsidiaries;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	to add guarantees with respect to the notes or to secure the notes;

•	to establish the form or terms of notes as permitted by the indenture;

•

to add to the covenants of us, the issuer or our other subsidiaries for the benefit of the holders of the notes or to surrender any right or power conferred upon us, the issuer or our other subsidiaries;

•	to make any change that does not adversely affect the rights of any holder of the notes; or

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of the notes is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

Prescription Period

Any money that the issuer deposits with the trustee or any paying agent for the payment of principal or interest on any global note that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to the issuer upon the issuer’s written request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any note will be able to seek any payment to which that holder may be entitled to collect only from the issuer.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the issuer or us will have any liability for any obligations of the issuer or us under the notes, the indenture, the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities law and it is the view of the SEC that such waiver is against public policy.

Defeasance

At any time, the issuer may terminate all its obligations under the notes and the indenture, referred to as legal defeasance, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes.

In addition, at any time the issuer may terminate its obligations under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger, Consolidation or Sale of Assets”), the operation of the cross acceleration provision, the bankruptcy provision and the judgment default provision described under “—Events of Default,” referred to as covenant defeasance.

The issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the issuer exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If the issuer exercises its covenant defeasance option, payment of the notes may not be accelerated because of a default specified in clause (4), (5), (6) or (7) under “—Events of Default”.

In order to exercise either of its defeasance options, the issuer must irrevocably deposit in trust, referred to as the defeasance trust, with the trustee money or U.S. Government obligations, or both, in an amount deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service (the “IRS”) or other change in applicable Federal income tax law).

Discharge

When (i) the issuer delivers to the trustee all outstanding notes (other than notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding notes have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause

(ii) the issuer irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding notes, including interest thereon, and if in either case the issuer pays all other sums related to the notes payable under the indenture by the issuer, then the indenture shall, subject to certain surviving provisions, cease to be of further effect. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the notes on written demand of the issuer accompanied by an officers’ certificate and an opinion of counsel of the issuer.

Governing Law

The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The notes will be issued at the closing of this offering only against payment in immediately available funds.

The notes initially will be represented by one or more notes in registered, global form without interest coupons, referred to as global notes. Upon issuance, each of the global notes will be deposited with the trustee as custodian for The Depository Trust Company, referred to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form, referred to as certificated notes, except in the limited circumstances described below. See “—Exchanges of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of the notes in certificated form.

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges of Global Notes for Certificated Notes

A beneficial interest in a global note may not be exchanged for a note in certificated form unless (i) DTC (x) notifies the issuer that it is unwilling or unable to continue as depository for such global note or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an event of default with respect to the notes. In all cases, certificated notes delivered in exchange for any global note or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated notes issued in exchange for an interest in a global note will bear the legend restricting transfers that is borne by such global note. Any such exchange will be effected only through the DWAC system and an appropriate adjustment will be made in the records of the security register to reflect a decrease in the principal amount of the relevant global note.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We and the issuer take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the global notes, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global notes to the accounts with DTC, referred to as participants, or persons who hold interests through participants. Ownership or beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the notes represented by such global note for all purposes under the indenture and the notes. Except in the limited circumstances described above under “—Exchanges of Global Notes for Certificated Notes,” owners of beneficial interests in a global note will not be entitled to have portions of such global note registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the global note (or any notes presented thereby) under the indenture or the notes. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture referred to herein). In the event that owners of beneficial interests in a global note become entitled to receive notes in definitive form, such notes will be issued only in registered form in denominations of U.S. $1,000 and integral multiples of $1,000 in excess thereof.

Investors may hold their interests in the global notes directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on global notes will be made to DTC or its nominee as the registered owner thereof. Neither the issuer, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial interests in the global notes will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. The issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such notes as shown on the records of DTC or its nominee. The issuer also expects that payments by participants to owners of beneficial interests in such global notes held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the issuer that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default (as defined above) under the notes, DTC reserves the right to exchange the global notes for legended notes in certificated form, and to distribute such notes to its participants.

DTC has advised the issuer as follows: DTC is

•	a limited purpose trust company organized under the New York Banking law,

•	a “banking organization” within the meaning of New York Banking law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended, and

•	a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, referred to as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the issuer, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global notes.

Same-Day Settlement and Payment

The issuer will make payments in respect of the notes represented by the global notes (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. The issuer will make all payments of principal, interest and premium and special interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The issuer expects that secondary trading in any certificated notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. Federal income tax consequences relevant to the purchase, ownership and disposition of the notes by the beneficial owners thereof, which we refer to as Holders. This discussion is limited to the tax consequences to the initial Holders of notes who purchase the notes at the initial offering price and does not address the tax consequences to subsequent purchasers of notes. This summary does not purport to be a complete analysis of all of the potential U.S. Federal income tax consequences relating to the purchase, ownership and disposition of the notes, nor does this summary describe any Federal estate tax consequences. There can be no assurance that the IRS will take a similar view of the tax consequences described herein. Furthermore, this discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances. For instance, this discussion does not address the alternative minimum tax provisions of the Code (as defined below) or special rules applicable to certain categories of purchasers (including dealers in securities or foreign currencies, traders in securities that elect to use a mark-to-market method of accounting for the securities holdings, insurance companies, real estate investment trusts, regulated investment companies, financial institutions, tax-exempt entities, Holders whose functional currency is not the U.S. dollar and, except to the extent discussed below, Non-U.S. Holders (as defined below)) or to purchasers who acquire or sell the notes as part of a wash sale for tax purposes or hold the notes as part of a hedge, straddle, conversion or constructive sale transaction or other risk reduction transaction.

This discussion is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect). The discussion below assumes that Holders hold the notes as capital assets within the meaning of Section 1221 of the Code.

If a partnership, or an entity treated as a partnership for U.S. Federal income tax purposes, holds any notes, the tax treatment of such entity and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors regarding the tax consequences of owning the notes.

PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF A PURCHASE OF NOTES IN LIGHT OF THEIR PARTICULAR TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF THE CODE, AS WELL AS STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Tax Consequences to U.S. Holders

The following summary is a general description of certain U.S. Federal income tax consequences applicable to a “U.S. Holder.” For the purpose of this discussion, “U.S. Holder” means a Holder of a note that is for U.S. Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. Federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof (including the District of Columbia), (iii) an estate, the income of which is subject to U.S. Federal income taxation regardless of its source, or (iv) a trust, if (A) the administration of the trust is subject to the primary supervision of a court within the United States and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (B) has a valid election in place under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We believe that there is only a remote possibility that we will redeem the notes for an amount greater than their principal amount, as described above in “Description of the Notes—Optional Redemption of the Issuer”. This remote possibility should not cause the notes to be contingent payment debt instruments and should therefore not change the treatment described below.

Payments of Interest and Principal

We expect that the notes will not be issued with original issue discount (other than de minimis original issue discount). Accordingly, interest paid on a note will generally be taxable to a U.S. Holder as ordinary interest income at the time the interest accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. Federal income tax purposes. To the extent that any payment of principal is made on a note (prior to maturity), a U.S. Holder will recognize a pro rata portion of any de minimis original issue discount on such note as capital gain.

Sale, Exchange, Redemption or Retirement of the Notes

In general, upon the sale, exchange, redemption or retirement of a note, a U.S. Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale, exchange, redemption, retirement (not including any amount attributable to accrued but unpaid interest that the U.S. Holder has not already included in gross income) and such Holder’s adjusted tax basis in the note. To the extent attributable to accrued but unpaid interest that the U.S. Holder has not already included in gross income, the amount recognized by the U.S. Holder will be treated as a payment of interest. See “—Payments of Interest and Principal” above. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such Holder, reduced by any principal payments (other than payments treated as payments of de minimis original issue discount) received by such Holder. The capital gain or loss will be long-term if a U.S. Holder’s holding period is more than one year at the time of sale, exchange, redemption, retirement or other disposition and will be short-term if a U.S. Holder’s holding period is one year or less. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

The assumption described above in “Description of the Notes—Assumption” will result in a “deemed exchange” of a note for a new note of the assuming corporation. It is unclear whether this deemed exchange will be a taxable transaction for U.S. Federal income tax purposes or whether it will not be a taxable transaction for U.S. Federal income tax purposes. If the assumption is treated as a taxable transaction for U.S. Federal income tax purposes, then the consequences in the preceding paragraph would apply. Prospective Holders are urged to consult their tax advisors regarding the tax consequences of such an assumption.

Under certain circumstances described above in “Description of the Notes—Discharge”, the issuer will be discharged from any and all obligations in respect of the notes. Such discharge may be treated as a taxable exchange for U.S. Federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the U.S. Federal, state, and local tax consequences of such a discharge.

Medicare Tax

For taxable years beginning after December 31, 2012, a U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of the Medicare tax to their income and gains in respect of their investment in the notes.

Tax Consequences to Non-U.S. Holders

The following summary is a general description of certain U.S. Federal income tax consequences to a “Non-U.S. Holder”. A “Non-U.S. Holder” means, for purposes of this discussion, a Holder (other than a partnership, or other entity treated as a partnership for U.S. Federal income tax purposes) that is not a U.S. Holder. Special rules may apply to certain Non-U.S. Holders such as “controlled foreign corporations,” “passive foreign investment companies” and certain U.S. individuals that are expatriates and such Non-U.S. Holders should consult their tax advisors.

Interest

Assuming that a Non-U.S. Holder’s interest income on a note is not effectively connected with the conduct by such Holder of a trade or business in the United States, payments of interest on a note by us or any paying agent to a Non-U.S. Holder will not be subject to U.S. Federal income tax or withholding tax, provided that:

•	such Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	such Holder is not, for U.S. Federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•

such Holder is not a bank receiving interest “on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the Code;

•	the certification requirements under Code Section 871(h) or 881(c) and Treasury Regulations thereunder (summarized below) are met; and

•	we or any paying agent thereof on a note do not have actual knowledge or reason to know that the Holder is actually a U.S. Holder.

Payments of interest on a note that do not satisfy all of the foregoing requirements are generally subject to U.S. Federal income tax and withholding tax at a flat rate of 30% (or a lower applicable treaty rate, provided certain certification requirements are met).

Except to the extent otherwise provided under an applicable tax treaty, a Non-U.S. Holder generally will be subject to U.S. Federal income tax in the same manner as a U.S. Holder with respect to interest that is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder. Effectively connected interest income received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate. Such effectively connected interest income will not be subject to withholding tax if the Non-U.S. Holder delivers an IRS Form W-8ECI to the payor.

Under Code Sections 871(h) and 881(c) and the underlying U.S. Treasury Regulations, in order to obtain the exemption from withholding tax described in this section “Interest” above either (i) the Holder of a note must provide its name and address, and certify, under penalties of perjury, to us or the paying agent, as the case may be, that such Holder is a Non-U.S. Holder or (ii) the Holder must hold its notes through certain intermediaries and such intermediaries must satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to Holders that are pass-through entities for U.S. Federal income tax purposes. In general, a certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-U.S. Holder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years (or, if earlier, until a change in circumstances makes any of the information in the form incorrect). Under Treasury Regulations, the foregoing certification may be provided by the Holder of a note, or, if applicable, an intermediary, on IRS Form W-8BEN, W-8IMY or W-8EXP, as applicable.

Repayment of Principal and Realized Gain

In general, a Non-U.S. Holder of a note will not be subject to U.S. Federal withholding tax on the receipt of payments of principal on the note, and a Non-U.S. Holder will not be subject to U.S. Federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of such note, or receipt of principal, unless:

•	such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met;

•	the Non-U.S. Holder is required to pay tax pursuant to the provisions of U.S. tax law applicable to certain U.S. expatriates; or

•	the gain is effectively connected with the conduct of a U.S. trade or business of or, if a tax treaty applies, is attributable to a U.S. permanent establishment of, the Non-U.S. Holder.

Backup Withholding and Information Reporting

Under current U.S. Federal income tax law, backup withholding and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Holders.

In the case of a noncorporate U.S. Holder, information reporting requirements will apply to payments of principal or interest made by us or any paying agent thereof on a note. The payor will be required to withhold backup withholding tax if:

•	a Holder fails to furnish its Taxpayer Identification Number (“TIN”) (which, for an individual, is his or her Social Security number) to the payor in the manner required;

•	a Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

•	the payor is notified by the IRS that such Holder has failed to properly report payments of interest or dividends; or

•

a Holder fails to certify under penalties of perjury that it has furnished a correct TIN, is a U.S. person, and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments.

Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients, which currently include entities treated as corporations for U.S. Federal income tax purposes. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption if applicable.

In the case of a Non-U.S. Holder, under currently applicable Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by us or any paying agent thereof on a note (absent actual knowledge or reason to know that the Holder is actually a U.S. Holder) if such Holder has provided the required certification under penalties of perjury that it is not a U.S. Holder or has otherwise established an exemption. However, we and other payors are required to report payments of interest on a Non-U.S. Holder’s notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. If such Holder provides the required certification, such Holder may nevertheless be subject to withholding of U.S. Federal income tax as described above under “—Tax Consequences to Non-U.S. Holders—Interest” and “—Repayment of Principal and Realized Gain.” The rules regarding withholding, backup withholding and information reporting for Non-U.S. Holders are complex, may vary depending on a Non-U.S. Holder’s particular situation and are subject to change. In addition, special rules apply to certain types of Non-U.S. Holders, including partnerships, trusts and other entities treated as pass-through entities for U.S. Federal income tax purposes. Non-U.S. Holders of notes should accordingly consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption if applicable.

Backup withholding is not an additional tax; any amounts withheld from a payment to a Holder under the backup withholding rules will be allowed as a credit against such Holder’s U.S. Federal income tax liability and may entitle such Holder to a refund, provided that certain required information is furnished to the IRS.

Recently Enacted Federal Tax Legislation

On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act”, or the HIRE Act, which includes a revised version of a bill known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA”. Under FATCA, foreign financial institutions (which include most hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as foreign source income under the Code). Recent IRS guidance provides that regulations implementing this legislation will defer this withholding obligation until January 1, 2014 for payments of interest and dividends and until January 1, 2017 for gross proceeds from dispositions of stock and debt. Treasury is authorized to provide rules for implementing the FATCA withholding regime and coordinating the FATCA withholding regime with the existing nonresident withholding tax rules.

FATCA withholding will not apply to certain payments made to beneficial owners that are foreign governments, international organizations, foreign central banks of issue or any other class of persons identified by Treasury as posing a low risk of tax evasion. FATCA applies to debt obligations issued or deemed issued after March 18, 2012. Recently proposed IRS regulations generally would exempt debt obligations issued before January 1, 2013, and the gross proceeds from the subsequent disposition of such obligations, from the application of FATCA. There can be no assurance as to whether or not these proposed regulations will be adopted in final form, and, if so adopted, what form the proposed regulations would take.

Non-U.S. Holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions on them based on their particular circumstances.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement dated the date hereof between us and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Goldman, Sachs & Co.	$75,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	75,000,000
RBS Securities Inc.	75,000,000
PNC Capital Markets LLC	30,000,000
U.S. Bancorp Investments, Inc.	15,000,000
TD Securities (USA) LLC	15,000,000
BNY Mellon Capital Markets, LLC	15,000,000

Total	$300,000,000

The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the underwriters are obligated to purchase all the notes in the offering if any are purchased.

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover of this prospectus supplement, and to certain dealers at such price less a concession not in excess of 0.500% of the principal amount of the notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.375% of the principal amount of the notes to certain other dealers. If all of the notes are not sold at the initial public offering price of the notes, the offering price and other selling terms may be changed by the underwriters.

We estimate that the total expenses of the offering, including registration, printing fees and legal and accounting expenses but excluding the underwriting discount, will be approximately $483,420.

The issuer and the support provider have agreed to indemnify the underwriters against liabilities relating to this offering, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the notes and any such market making may be discontinued without notice at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading market for, the notes.

In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment involves sales by the underwriters of notes in excess of the principal amount of notes the underwriters are obligated to purchase, which creates a short position.

•	The underwriters may bid for and purchase notes in the open market.

•

Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the notes originally sold by the underwriters are purchased in a stabilizing covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time without notice.

The issuer and the support provider have agreed with the underwriters that, during the period of time from the date of the underwriting agreement until the date 60 days after the date of this prospectus supplement, they will not sell, offer to sell or otherwise dispose of any securities that are substantially similar to the notes without the underwriters’ prior written consent.

The underwriters and their affiliates have engaged, and may in the future engage, in transactions with, and from time to time have performed services for, the issuer, the support provider and the support provider’s affiliates in the ordinary course of business, for which they have received and will receive customary compensation. For instance, affiliates of the underwriters are lenders under our credit facility. The underwriters or their affiliates may hold our commercial paper and, to the extent they do, will receive their respective share of any repayment by us of our outstanding commercial paper borrowings from the proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the issuer, the support provider or the support provider’s affiliates. If any of the underwriters or their affiliates have a lending relationship with the issuer, the support provider or the support provider’s affiliates, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in securities of the issuer, the support provider or the support provider’s affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the notes, will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

GLOSSARY

“customer” typically means a connection to our water or wastewater networks; as in the case of apartment complexes, businesses and many homes, multiple individuals may be served by a single connection.

“O&M” refers to services provided pursuant to a contract to operate and maintain a water or wastewater system.

“population” means the estimated number of people served by our water and wastewater services; see “Industry and Market Data” for the methodology we employ to estimate population served.

“state PUC” means a state commission or other entity engaged in economic regulation of public utilities.

G-1

American Water Works Company, Inc.

Common Stock Preferred Stock Support Agreement Depositary Shares Stock Purchase Contracts Stock Purchase Units Subscription Rights Warrants

American Water Capital Corp.

Debt Securities

The securities covered by this prospectus may be sold by American Water Works Company, Inc., or American Water, from time to time, independently or together with American Water Capital Corp., or AWCC, a wholly-owned subsidiary of American Water Works Company, Inc. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. Prospectus supplements may also add, update or change the information in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

American Water Works Company, Inc. common stock is listed on the New York Stock Exchange under the symbol “AWK.”

Investing in these securities involves certain risks. See “Risk Factors” on page 3 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 30. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 4, 2012.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date and any information we have incorporated by reference is only accurate as of the date of the document incorporated by reference.

Our regulated subsidiaries are subject to economic regulation by state Public Utility Commissions, which we refer to as state PUCs, in California, Hawaii, Illinois, Indiana, Iowa, Kentucky, Maryland, Missouri, New Jersey, New York, Pennsylvania, Tennessee, Virginia and West Virginia. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in a quantity sufficient to trigger a change in control under state law would need the prior approval of the applicable state Public Utility Commission.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that American Water Works Company, Inc., which we refer to as “American Water,” and American Water Capital Corp., which we refer to as “AWCC,” filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. Each time we, or, under certain circumstances, our security holders, sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to, modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.” If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

All references in this prospectus to “we,” “our” and “us” refer to American Water and its consolidated subsidiaries unless the context otherwise requires.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, American Water and AWCC may offer, issue and sell securities as set forth on the cover page of this prospectus. Because American Water is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

AMERICAN WATER WORKS COMPANY, INC.

We are the most geographically diversified, as well as the largest publicly-traded, United States water and wastewater utility company, as measured by both operating revenue and population served. As a holding company, we conduct substantially all of our business operations through our subsidiaries. Our approximately 7,000 employees provide an estimated 15 million people with drinking water, wastewater and other water-related services in over 30 states and two Canadian provinces.

We have two operating segments that are also our two reportable segments: the Regulated Businesses and the Market-Based Operations.

Our primary business involves the ownership of subsidiaries that provide water and wastewater utility services to residential, commercial, industrial and other customers, including sale for resale and public authority customers. Our subsidiaries that provide these services are generally subject to economic regulation by certain state commissions or other entities engaged in economic regulation, hereafter referred to as “PUCs”, in the states in which they operate. The federal government and the states also regulate environmental, health and safety, and water quality matters. We report the results of our primary business in the Regulated Businesses segment.

We also provide services that are not subject to economic regulation by state PUCs through our Market-Based Operations. Our Market-Based Operations include three lines of business:

•

Contract Operations Group, which enters into contracts to operate and maintain water and wastewater facilities mainly for the United States military, municipalities, and the food and beverage industry;

•

Homeowner Services Group, which provides services to domestic homeowners and smaller commercial establishments to protect against the cost of repairing broken or leaking water pipes and clogged or blocked sewer pipes inside and outside their accommodations; and

•	Terratec Environmental Ltd., which primarily provides biosolids management, transport and disposal services to municipal and industrial customers.

AMERICAN WATER CAPITAL CORP.

AWCC is a wholly-owned finance subsidiary of American Water. AWCC’s activities are limited to borrowing funds through the issuance of debt securities or through credit agreements with institutional lenders and lending those funds under loan agreements to our operating subsidiaries.

RISK FACTORS

An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

•

the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

•

other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.

You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition or results of operations. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, American Water and AWCC are herein filing cautionary statements identifying important factors that could cause American Water’s and AWCC’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of American Water and AWCC in this prospectus or any supplement to this prospectus, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions, future events or performance, climate change strategy or growth strategies (often, but not always, through the use of words or phrases such as “will,” “will likely result,” “are expected to,” “will continue,” “aim,” “is anticipated,” “believe,” “could,” “should,” “would,” “estimated,” “may,” “plan,” “potential,” “projection,” “target,” “outlook,” “predict,” and “intend” or words of similar meaning) are not statements of historical facts and may be forward-looking. Forward-looking statements involve estimates, assumptions and uncertainties. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the specific factors discussed in “Risk Factors” herein and in American Water’s reports that are incorporated herein by reference (in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements) that could have a significant impact on American Water’s and AWCC’s operations and financial results, and could cause American Water’s or AWCC’s actual results to differ materially from those contained or implied in forward-looking statements made by or on behalf of American Water or AWCC.

Any forward-looking statement speaks only as of the date on which that statement is made, and neither American Water nor AWCC undertakes any obligation to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

The issues and associated risks and uncertainties discussed in “Risk Factors” herein and in the reports that are incorporated herein by reference are not the only ones American Water or AWCC may face. Additional issues may arise or become material as the energy industry evolves. The risks and uncertainties associated with those additional issues could impair American Water’s and AWCC’s businesses in the future.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because American Water is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including working capital, infrastructure improvements and other capital expenditures, acquisitions, the repayment of indebtedness and repurchase of common stock. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes including the effect of allowance for funds used during construction, which we refer to as AFUDC, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs, and a portion of rent expense that management believes is representative of the interest component of rental expense. Fixed charges have not been reduced for the effect of AFUDC. In addition, we had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

The ratio of earnings to fixed charges was less than 1.00x for the periods indicated in the table below.

American Water’s and AWCC’s ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Year ended December 31,					Quarter ended March 31,
	2007	2008	2009	2010	2011	2012
American Water Works Company, Inc
Ratio of Earnings to Fixed Charges(1)	—	—	—	2.26	2.50	2.01

American Water Capital Corp.
Ratio of Earnings to Fixed Charges	1.00	1.00	1.00	1.00	1.00	1.00

(1)	For the years ended December 31, 2007, 2008 and 2009, earnings were insufficient to cover fixed charges and there were deficiencies of $238.8 million, $420.6 million and $106.3 million, respectively.

DESCRIPTION OF CAPITAL STOCK

The following description of American Water’s common stock and preferred stock will apply generally to any future common stock or preferred stock that American Water may offer, but is not complete. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, which we refer to below as the DGCL. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to American Water’s restated certificate of incorporation, which we refer to below as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which we refer to below as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock.

Common Stock

Voting Rights

Except as otherwise required by law, all matters to be voted on by American Water’s stockholders must be approved by a majority of the votes cast by all shares of common stock.

Dividends

Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to stockholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.

Other Rights

American Water’s stockholders have no preemptive or other rights to subscribe for additional shares.

Preferred Stock

American Water’s authorized preferred stock consists of 50 million shares of preferred stock, $0.01 par value. No shares of preferred stock are outstanding as of the date of this prospectus.

American Water’s board of directors may authorize the issuance of preferred stock from time to time in one or more series, without stockholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s stockholders.

American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to below under “Where You Can Find More Information.”

For any series of preferred stock that American Water may issue, American Water’s board of directors will determine and the prospectus supplement relating to such series will describe:

•	The number of shares constituting such series and the distinctive designation of the series;

•

The dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;

•

Whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;

•

The amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of American Water, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;

•	Any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by American Water of the shares of the series;

•	The right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;

•	The voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and

•

Any other term, condition or provision with respect to the series not inconsistent with the provisions of American Water’s certificate of incorporation or any resolution adopted by the board of directors pursuant thereto.

Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s stockholders.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to authorize the issuance of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

American Water’s bylaws provide that special meetings of stockholders may be called only upon the request of the majority of American Water’s board of directors, upon request of the Chairman of American Water’s board of directors, upon request of American Water’s President or upon request of stockholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.

American Water’s bylaws establish advance notice procedures with respect to stockholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A stockholder who wishes to bring a matter before a meeting must comply with American Water’s advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, or by stockholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.

Stockholder Action by Written Consent

Under Section 228 of the DGCL, unless a company’s certificate of incorporation provides otherwise, any action required to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of American Water’s common stock entitled to vote thereon were present and voted. As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation provides otherwise: any action required or permitted to be taken by American Water’s stockholders must be effected at a duly called annual or special meeting of American Water’s stockholders and may not be effected by consent in writing by such stockholders.

Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and Delaware Law

Board of Directors

American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board. American Water’s board of directors currently consists of nine members.

Business Combinations under Delaware Law

American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations of Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

•	for transactions from which the director derived improper personal benefit.

American Water’s certificate of incorporation and bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit American Water and its stockholders. In addition, your investment may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, Inc. serves as the registrar and transfer agent for American Water’s common stock.

New York Stock Exchange Listing

American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

DESCRIPTION OF AWCC DEBT SECURITIES AND AMERICAN WATER

SUPPORT AGREEMENT

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

AWCC may issue debt securities from time to time in one or more series. The debt securities will be general obligations of AWCC. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In the event that any series of debt securities will be subordinated to other indebtedness that AWCC has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. We expect that each series of debt securities will be issued under an indenture dated as of December 4, 2009, between AWCC and Wells Fargo Bank, National Association, as trustee, as the same may be amended or supplemented from time to time. The indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. There is no requirement under the indenture that our future issuances of debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of debt securities debt securities in connection with future issuances of other debt securities.

The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.

General

The debt securities represent direct, unsecured, general obligations of AWCC and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt AWCC has or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form;

•

may be represented by one or more global securities registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global debt security will be shown on and transfers will be made only through records maintained by the designated depositary and its participants; and

•	will have the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between AWCC and American Water; which we refer to as the support agreement.

The aggregate principal amount of debt securities that AWCC may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

(1)	the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);

(2)	the price or prices of the debt securities of the series;

(3)	any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series and except for any debt securities which are deemed never to have been authenticated and delivered);

(4)	the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;

(5)	the date or dates on which the principal and premium of any debt securities of the series are payable;

(6)	the rate or rates (which may be fixed or variable) at which any debt securities of the series shall bear interest (if any), or the method of determining such rate or rates, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any such interest payable on any interest payment date;

(7)	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of AWCC (including without limitation the number of basis points specified for such series for purposes of determining any make-whole amount in respect thereof, and any reference treasury dealers for such series) and, if other than by a board resolution, the manner in which any election by AWCC to redeem the debt securities shall be evidenced;

(8)	the obligation, if any, of AWCC to redeem or purchase any debt securities of the series at the option of the holder thereof, or at the option of any other person, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9)	if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, and such other or additional provisions (including, without limitation, in respect of defeasance and covenant defeasance) as shall be necessary and desirable in connection therewith;

(10)	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(11)	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(12)	if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more debt securities in registered, global form without interest coupons, which we refer to as global securities, and in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, whether such global securities shall be in the form of registered securities, restricted securities or Regulation S securities and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

(13)	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for AWCC’s other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

(14)	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;

(15)	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(16)	any changes or additions to the provisions of the indenture dealing with defeasance;

(17)	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

(18)	any addition to or change in the events of default with respect to any debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;

(19)	any trustee, authenticating agent, paying agent, transfer agent or registrar;

(20)	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture;

(21)	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

(22)	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

(23)	any U.S. Federal Income tax consequences applicable to the debt securities; and

(24)	any other terms of the series.

All debt securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of the indenture, if so provided by or pursuant to a board resolution, supplemental indenture or officers’ certificate, and the authorized principal amount of any series may not be increased to provide for issuances of additional debt securities of such series, unless otherwise provided in such board resolution, supplemental indenture or officers’ certificate.

Support Agreement

AWCC’s debt is supported by the support agreement. The support agreement, which, under the circumstances described below, is the functional equivalent of a guarantee, provides, among other things, that:

•	American Water owns, and during the term of the support agreement shall continue to own, all of the voting stock of AWCC free and clear of any lien, security interest or other charge or encumbrance;

•

American Water will provide to AWCC, at its request or the request of any lender (including any holder of debt securities), funds in the form of cash or liquid assets (as equity or, if American Water and AWCC agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if AWCC is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;

•

American Water will cause AWCC to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles; and

•

if AWCC fails or refuses to take timely action to enforce certain rights under the support agreement or if AWCC defaults in the timely payment of interest, principal or premium, if any, owed to a lender

(including any holder of debt securities) when due, that lender may proceed directly against American Water to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.

No amendment to the support agreement that adversely affects the rights of any lender (including any holder of debt securities) and no termination of the support agreement will be effective until such time as all indebtedness of AWCC shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders holding a majority of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement, or (v) any combination of clause (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender. In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, may contain, among others, the following covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement:

Restrictions on Liens

AWCC will not, and will not allow American Water, as the support provider, or any of its subsidiaries to, create, incur, issue or assume any liens on our or its respective property to secure debt where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by permitted liens). This restriction does not apply to the following permitted liens:

(a)	liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;

(b)	liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which AWCC, American Water or any of its subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

(c)	liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;

(d)	any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by AWCC, American Water or any of its subsidiaries and not created in contemplation of such event;

(e)	liens created to secure sales of accounts receivable and other receivables;

(f)	licenses of intellectual property granted by AWCC, American Water or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;

(g)	liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;

(h)	any interest or title of a lessor or sublessor under any lease permitted by the indenture;

(i)	liens securing debt which has neither been assumed by AWCC, American Water or any of its subsidiaries nor upon which AWCC, American Water or any of its subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;

(j)	zoning laws and ordinances;

(k)	any leases required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles;

(l)	easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of AWCC, American Water or any of its subsidiaries;

(m)	leases of the properties of AWCC, American Water or any of its subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;

(n)	liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AWCC, American Water or any of its subsidiaries in the ordinary course of business in accordance with the past practices of AWCC, American Water or such subsidiary;

(o)	bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by AWCC, American Water or any of its subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;

(p)	liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP;

(q)	any lien on any property of AWCC, American Water or any of its subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding any time;

(r)

liens on any property, acquired, constructed or improved by AWCC, American Water or any of its subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by

AWCC, American Water or any of its subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of ours created or maintained for the primary purpose of owning the property so constructed or improved;

(s)	liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the debt securities (together with, if AWCC shall so determine, (i) any other debt of or guaranteed by AWCC ranking equally with the debt securities or (ii) any debt of us or any of our subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);

(t)	liens securing the debt securities;

(u)	liens securing debt owed to AWCC, American Water or any of its subsidiaries; and

(v)	liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).

“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, debt securities or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions.

Restrictions on Sales and Leasebacks

AWCC will not, and will not allow American Water or any of its subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:

•

the aggregate amount of the attributable debt of AWCC, American Water and its subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of our consolidated tangible total assets, or

•

AWCC, American Water or any of its subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.

A “sale and leaseback transaction” for purposes of this subsection is an arrangement between AWCC, American Water or any of its subsidiaries and a bank, insurance company or other lender or investor where AWCC, American Water or any of its subsidiaries leases property for an initial term of three years or more that was or will be sold by AWCC, American Water, or such subsidiary to that lender or investor for a sale price of U.S. $1,000,000 or its equivalent or more.

“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with GAAP (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.

“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in our most recent consolidated balance sheet.

“Consolidated total assets” means, as at any applicable time of determination, our consolidated total assets as set forth in our most recent consolidated financial statements.

Merger, Consolidation or Sale of Assets

Neither AWCC nor American Water will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:

(i) the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of AWCC or American Water as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of American Water, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of AWCC to be performed or observed, and, in the case of American Water, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officer’s certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies in all material respects with this covenant; and

(ii) immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.

Upon any consolidation by AWCC or American Water with or merger by AWCC or American Water into any other person or any conveyance, transfer or lease of either AWCC’s or American Water’s properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, AWCC or American Water, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as AWCC or American Water, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of AWCC under the indenture, the debt securities and, in the case of American Water, under the support agreement.

Support Agreement

American Water may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except for amendments and modifications that do not adversely affect the rights of the holders of debt securities, in each case, without the prior written consent of holders of at least a majority of the outstanding principal amount of all outstanding debt of AWCC.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt.

Events of Default

Each of the following constitutes an event of default under the form of indenture with respect to any series of debt securities:

(1)	default for 30 days in the payment when due of interest on a series of debt securities;

(2)	default in payment when due of the principal of, or premium, if any, on a series of debt securities;

(3)	failure by AWCC or American Water to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

(4)	default in the deposit of any sinking fund payment, when and as due by the terms of debt securities of that series;

(5)	failure by AWCC or American Water to comply for 60 days after receipt of notice with any of the other agreements in the indenture or the support agreement; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of a series of debt securities will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by AWCC or American water within such 60-day period unless such corrective action is no longer being diligently pursued;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AWCC or American Water (or the payment of which is guaranteed by AWCC or American Water), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;

(7)	failure by AWCC or American Water to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not paid, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(8)	except as permitted by the indenture, the support agreement shall cease for any reason to be in full force and effect or American Water, or any person acting on behalf of American Water, shall deny or disaffirm its obligations under the support agreement; and

(9)	certain events of bankruptcy or insolvency described in the indenture with respect to AWCC or American Water. A prospectus supplement may omit, modify or add to the foregoing events of default.

However, a default under clause (5) will not constitute an event of default until the trustee or the holders of 25% in aggregate principal amount of the outstanding debt securities in a series notify AWCC of the default and AWCC does not cure the default within 60 days after receipt of that notice. In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to AWCC or American Water, all outstanding debt securities in such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding debt securities in such series may declare all the securities to be due and payable immediately. Unless as otherwise provided herein, after any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the outstanding debt securities in a series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal, premium or interest have been cured or waived as provided in the indenture or a supplemental indenture.

Holders of a series of debt securities may not enforce the indenture, supplemental indenture or such debt securities except as provided in the indenture or supplemental indenture. Subject to certain limitations holders of a majority in principal amount of the then outstanding debt in a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of a series of debt securities notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of outstanding debt securities.

The holders of a majority in aggregate principal amount of a series of debt securities then outstanding, by notice to the trustee, may, on behalf of the holders of all of such series of debt securities, waive any existing default and its consequences under the indenture except a continuing default in the payment of interest on, or the principal of, such series of debt securities (other than the non-payment of principal of or interest on such series of debt securities that became due solely because of the acceleration of such series of debt securities).

AWCC is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within 5 business days) upon a responsible officer of AWCC becoming aware of any default or event of default, AWCC is required to deliver to the trustee a statement specifying that default.

“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of AWCC with responsibility for the administration of the indenture.

“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of AWCC.

Modification or Waiver

Except as provided below, AWCC and the trustee may supplement and amend the form of indenture or the debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities. The consent of the holder of each outstanding debt security affected is required to:

•	change the stated maturity of or the stated amount of the principal of, or any installment of interest on, the debt securities;

•	reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of the debt securities;

•	change the place or currency of payment of principal of, or interest on, the debt securities;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities or any redemption date for the debt securities;

•	reduce the percentage of holders of outstanding debt securities necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•	reduce the percentage of outstanding debt securities necessary to waive any past default; or

•	modify any of the above requirements.

AWCC and the trustee may supplement and amend the indenture or the debt securities without the consent of any holder for the following purposes:

•	to evidence the succession of another entity to AWCC as obligor under an indenture;

•	to provide for the acceptance of appointment by a successor trustee;

•	to effect the assumption of the indenture by American Water or one of its subsidiaries;

•	to cure any ambiguity, defect or inconsistency in the indenture;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to establish the form or terms of debt securities as permitted by the indenture;

•

to add to the covenants of American Water, AWCC or its other subsidiaries for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us, AWCC or American Water’s other subsidiaries;

•	to make any change that does not adversely affect the rights of any holder of the debt securities; or

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of the debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.

Prescription Period

Any money that AWCC deposits with the trustee or any paying agent for the payment of principal or interest on any global security that remains unclaimed for two years after the date upon which the principal and interest are due and payable will be repaid to AWCC upon AWCC’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any debt security will be able to seek any payment to which that holder may be entitled to collect only from AWCC.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of AWCC or us, will have any liability for any obligations of AWCC or American Water under the debt securities, the indenture, the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities law and it is the view of the SEC that such waiver is against public policy.

Defeasance

At any time, AWCC may terminate all its obligations under a series of debt securities and the indenture, which we refer to as legal defeasance, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of such series of debt securities, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series.

In addition, at any time AWCC may terminate its obligations under certain specified covenants with respect to a series of debt securities.

AWCC may exercise its legal defeasance option with respect to a series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities. If AWCC exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AWCC exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of a default related to the specified covenants.

In order to exercise either of its defeasance options, AWCC must irrevocably deposit in trust, which we refer to as the defeasance trust, with the trustee money or U.S. Government obligations for the payment of principal and interest on the applicable series of debt securities to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Discharge

When (i) AWCC delivers to the trustee all outstanding debt securities of a series (other than any debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AWCC irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AWCC pays all other sums related to the applicable series of debt securities payable under the indenture by AWCC, then the indenture shall, subject to certain surviving provisions cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the applicable series of debt securities on demand of AWCC accompanied by an officers’ certificate and an opinion of counsel of AWCC.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

Except as set forth below or in the applicable prospectus supplement, each series of debt securities will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The debt securities will be issued at the closing of any offering only against payment in immediately available funds.

The debt securities initially will be represented by one or more global securities. Upon issuance, each of the global securities will be deposited with the trustee as custodian for The Depository Trust Company, which we refer to as DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for definitive debt securities in registered certificated form, which we refer to as certificated debt securities, except in the limited circumstances described below. See “—Exchange of Global Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of the debt securities in certificated form.

Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Exchanges of Global Securities for Certificated Debt Securities

A beneficial interest in a global security may not be exchanged for a debt security in certificated form unless (i) DTC (x) notifies AWCC that it is unwilling or unable to continue as depository for such global security or (y) has ceased to be a clearing agency registered under the Exchange Act or (ii) there shall have occurred and be continuing an event of default with respect to the debt securities. In all cases, certificated debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any certificated debt securities issued in exchange for an interest in a global security will bear the legend restricting transfers that is borne by such global security. Any such exchange will be effected only through the DWAC system and an appropriate adjustment will be made in the records of the security register to reflect a decrease in the principal amount of the relevant global security.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. American Water and AWCC take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

Upon the issuance of the global securities, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC, which we refer to as participants, or persons who hold interests through participants. Ownership or beneficial interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).

As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except in the limited circumstances described above under “—Exchanges of Global Securities for Certificated Debt Securities,” owners of beneficial interests in a global security will not be entitled to have portions of such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the global security (or any debt securities presented thereby) under the indenture or the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures (in addition to those under the indenture referred to herein). In the event that owners of beneficial interests in a global security become entitled to receive debt securities in definitive form, such debt securities will be issued only in registered form in denominations of U.S. $1,000 and integral multiples of $1,000 in excess thereof.

Investors may hold their interests in the global securities directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered owner thereof. Neither AWCC, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Beneficial interests in the global securities will trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. AWCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global security representing any debt securities held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC or its nominee. AWCC also expects that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised AWCC that it will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for legended debt securities in certificated form, and to distribute such debt securities to its participants.

DTC has advised AWCC as follows: DTC is

•	a limited purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended, and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of AWCC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Same Day Settlement and Payment

AWCC will make payments in respect of the debt securities represented by the global securities (including principal, premium, if any, interest and special interest, if any) by wire transfer of immediately available funds to the accounts specified by the global security holder. AWCC will make all payments of principal, interest and premium and special interest, if any, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address. The debt securities represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such debt securities will, therefore, be required by DTC to be settled in immediately available funds. AWCC expects that secondary trading in any certificated debt securities will also be settled in immediately available funds.

DESCRIPTION OF DEPOSITARY SHARES

The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.

American Water may offer fractional shares of preferred stock, rather than full shares of preferred stock. If American Water decides to offer fractional shares of preferred stock, American Water will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between American Water and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the depositary agreement and the depositary receipts, but the summary is qualified by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or American Water on account of taxes.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Withdrawal of Shares

Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Redemption of Depositary Shares

Whenever American Water redeems the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro-rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. American Water will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Amendment and Termination of Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between American Water and the depositary. American Water may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that American Water desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by American Water or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with American Water’s liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices

Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred shares.

Limitation of Liability

The depositary agreement contains provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.

American Water may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating American Water to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require American Water to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time American Water issues stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

American Water may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to American Water’s stockholders, American Water may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to American Water’s stockholders, American Water will distribute certificates evidencing the subscription rights and a prospectus supplement to American Water’s stockholders on or about the record date that American Water sets for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

•	the title of such subscription rights,

•	the securities for which such subscription rights are exercisable,

•	the exercise price for such subscription rights,

•	the number of such subscription rights each stockholder will be entitled to receive, on a per share basis,

•	the extent to which such subscription rights are transferable,

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such subscription rights,

•	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension),

•	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities,

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that American Water may enter into in connection with the subscription rights offering, and

•	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, American Water will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. American Water may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

General

American Water may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between American Water and a bank or trust company, as warrant agent. The warrant agent will act solely as American Water’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following: (a) the title of such debt warrants; (b) the offering price for such debt warrants, if any; (c) the aggregate number of such debt warrants; (d) the designation and terms of the debt securities purchasable upon exercise of such debt warrants; (e) if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security; (f) if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable; (g) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property); (h) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time; (j) whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form; (k) information with respect to book-entry procedures, if any; (1) the currency or currency units in which the offering price, if any, and the exercise price are payable; (m) if applicable, a discussion of material United States federal income tax considerations; (n) the antidilution provisions of such debt warrants, if any; (o) the redemption or call provisions, if any, applicable to such debt warrants; and (p) any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following: (a) the title of such warrants; (b) the offering price for such warrants, if any; (c) the aggregate number of such warrants; (d) the designation and terms of the common stock or preferred stock purchasable upon exercise of such warrants; (e) if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security; (f) if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable; (g) the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise; (h) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire; (i) if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time; (j) the currency or currency units in which the offering price, if any, and the exercise price are payable, (k) if applicable, a discussion of material United States federal income tax considerations; (l) the antidilution provisions of such warrants, if any; (m) the redemption or call provisions, if any, applicable to such warrants; and (n) any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

American Water may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents for us, which we refer to as remarketing firms. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Pursuant to a requirement by the Financial Industry Regulatory Authority, which we refer to as FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the aggregate amount of securities offered pursuant to this prospectus and any applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov and our website at http://www.amwater.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K, including the portions of our Proxy Statement on Schedule 14A filed on March 30, 2012 that are incorporated therein	Year ended December 31, 2011

Quarterly Report on Form 10-Q	Quarter ended March 31, 2012

Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on March 30, 2012

Registration Statement on Form 8-A for a description of our common stock, par value $0.01 per share	Filed on April 22, 2008, including any amendments or reports filed to update such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: American Water Works Company, Inc., 1025 Laurel Oak Road, Voorhees, New Jersey 08043, Attention: General Counsel, (856) 346-8200.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

You should rely only upon the information contained in this prospectus, any prospectus supplement or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than that on the front cover of this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

$300,000,000

American Water Capital Corp.

4.300% Senior Notes due 2042

Prospectus Supplement dated December 12, 2012

Joint Book-Running Managers

BofA Merrill Lynch

Goldman, Sachs & Co.

RBS

Co-Managers

PNC Capital Markets

US Bancorp

TD Securities

BNY Mellon Capital Markets, LLC